Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/06/1996
960323451 — 2638252
RESTATED CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
     AMBIENT CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”) on June 26, 1996 under its current name, certifies as follows:
     That the Corporation has not received any payment for any of its stock, and the Corporation’s Certificate of Incorporation has been amended and restated in its entirety to read as follows in accordance with sections 241 and 245 of the General Corporation Law:
     “FIRST: The name of this corporation is Ambient Corporation.
     SECOND: The registered agent and the address of the registered office in the State of Delaware are:
CorpAmerica, Inc.
1050 S. State Street
Dover, Delaware 19901
County of Kent
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
     FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of twenty million (20,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.
     FIFTH: The name and mailing address of the incorporator is as follows:
Adam T. Ettinger
Pillsbury Madison & Sutro LLP
2700 Sand Hill Road
Menlo Park, CA 94025-7020

     SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.
     SEVENTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.
     EIGHTH: The Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.
     NINTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”
     I, THE UNDERSIGNED, being the sole incorporator, do make, file and record this Restated Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 5th day of November, 1996.

/s/ Adam T. Ettinger
Adam T. Ettinger Incorporator

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION (Pursuant to section 242)
The undersigned, being the chief financial officer of Ambient Corporation, does hereby certify the following:
1.       The name of the Corporation is Ambient Corporation.
2.       The Certificate of Incorporation was filed by the Secretary of State of Delaware on June 26, 1996.
3.       Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The aggregate number of shares of stock which the corporation shall have the authority to issue is 105,000,000, 100,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are Preferred Stock each with a par value of $0.001.”
IN WITNESS WHEREOF, this certificate of Amendment has been signed this 1st day of December 2000.

/s/ Wilfred Kopelowitz
Wilfred Kopelowitz
Chief Financial Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:15 PM 02/27/2001 010097062 — 2638252

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 05/29/2001 010254815 — 2638252
CERTIFICATE OF OWNERSHIP AND MERGER
Merging
PLT SOLUTIONS INC.
Into
AMBIENT CORPORATION
     Ambient Corporation, a corporation organized and existing under the laws of the State of Delaware
DOES HEREBY CERTIFY:
     FIRST: That this corporation was incorporated on the 26th day of June 1996, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That this corporation owns all of the outstanding shares of stock of PLT Solutions Inc., a corporation incorporated on the 27th day of March 2000, pursuant to the General Corporation Law of the State of Delaware.
     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members of its Board of Directors, filed with the minutes of the Board, on the 26th day of January 2001, determined to and did merge into itself said PLT Solutions Inc.
     RESOLVED, that Ambient Corporation merge, and it hereby does merge into itself said PLT Solutions Inc. and assumes all of its obligations; and
     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and
     FURTHER RESOLVED, that the proper officers of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said PLT Solutions Inc. and assume its liabilities and obligations, and the date of the adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said Ambient Corporation has caused the Certificate to be signed by Wilfred Kopelowitz, its Chief Financial Officer, this 26th day of February, 2001.

AMBIENT CORPORATION
By:	/s/ Wilfred Kopelowitz
	Name:	Wilfred Kopelowitz
	Title:	Chief Financial Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:45 PM 01/15/2003 030030117 — 2638252
Certificate of Resignation
Of Registered Agent
Of
AMBIENT CORPORATION
     This is to certify that CorpAmerica, Inc. of 30 Old Rudnick Lane, Dover, Delaware, pursuant to Section 136 of the General Corporation Law of The State of Delaware:
(1)	Resigned the office of registered agent of
AMBIENT CORPORATION
A corporation of the State of Delaware, on January 15, 2003, without appointing any person or corporation as registered agent in its stead.
(2)	Sent on November 15, 2002 by registered mail, due notice of its resignation to the principal office of the corporation at the following address:
Aryeh Weinberg, CFO
P.O. Box 46163
Jerusalem 91460
Israel
(3)	The said notice of resignation has not been returned by the post office.

/s/ Kelly McKown
Kelly McKown, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION (Pursuant to section 242)
The undersigned, being the president of Ambient Corporation, does hereby certify the following:
1.    The name of the Corporation is Ambient Corporation.
2.    The Certificate of Incorporation was filed by the Secretary of State of Delaware on June 26,1996.
3.    Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The aggregate number of shares of stock which the corporation shall have the authority to issue is 205,000,000, 200,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are Preferred Stock each with a par value of $0.001.”
IN WITNESS WHEREOF, this certificate of Amendment has been signed this 2nd day of January 2003.

/s/ John J. Joyce
John J. Joyce President / CEO

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:30 PM 01/17/2003 030037802 — 2638252

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 04:32 PM 08/23/2004 FILED 04:32 PM 08/23/2004 SRV 040615405 — 2638252 FILE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
(Pursuant to Section 242)
     The undersigned, being the Chief Executive Officer of Ambient Corporation, does hereby certify the following:
     1.     The name of the Corporation is Ambient Corporation.
     2.     The Certificate of Incorporation was filed by the Secretary of State of Delaware on June 26, 1996.
     3.     Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The aggregate number of shares of stock which the corporation shall have the authority to issue is 305,000,000, 300,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are shares of Preferred Stock, each with a par value of $0.001.”
IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 23rd day of August 2004.

/s/ John J. Joyce
John J. Joyce,
Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 12:22 PM 05/04/2006 FILED 12:07 PM 05/04/2006 SRV 060418621 — 2638252 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
     The undersigned, John J. Joyce, President and Chief Executive Officer of Ambient Corporation, a Delaware corporation (the “Corporation”), does hereby certify as follows:
     1.     The name of the Corporation is Ambient Corporation.
     2.     The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 26, 1996.
     3.     The first paragraph of Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
     “FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of five hundred million (500,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.”
     4.     This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this certificate of amendment has been executed as of this 3rd day of May, 2006.

/s/ John J. Joyce
Name:	John J. Joyce
Title:	President and Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 06:10 PM 05/30/2007 FILED 06:03 PM 05/30/2007 SRV 070646515 — 2638252 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION

* * * * * * * * *
     The undersigned, John J. Joyce, President and Chief Executive Officer of Ambient Corporation (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:
     1.    The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 26, 1996.
     2.    The first paragraph of paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
        “FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of seven hundred fifty million (750,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.”
     3.    This amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 30th day of May, 2007.

AMBIENT CORPORATION
By:	/s/ John J. Joyce
John J. Joyce
Its: President and Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 01:50 PM 10/01/2007 FILED 01:41 PM 10/01/2007 SRV 071070489 — 2638252 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
     The undersigned, John J. Joyce, President and Chief Executive Officer of Ambient Corporation, a Delaware corporation (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:
     1.      The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 26, 1996.
     2.     The first paragraph of Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
          “FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of One Billion Two Hundred and Fifty Million (1,250,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.
     3.      This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this certificate of amendment has been executed as of this 1st day of October 2007.

/s/ John J. Joyce
Name:	John J. Joyce
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
     The undersigned, John J. Joyce, President and Chief Executive Officer of Ambient Corporation, a Delaware corporation (the “Corporation”), does hereby certify as follows:
     1.      The name of the Corporation is Ambient Corporation.
     2.      The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 26, 1996.
     3.      The first paragraph of Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
          “FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of two billion (2,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.”
     4.      This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this certificate of amendment has been executed as of this 30th day of June 2008.

/s/ John J. Joyce
Name:	John J. Joyce
Title:	President and Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 12:11 PM 06/30/2008 FILED 11:33 AM 06/30/2008 SRV 080742157 — 2638252 FILE

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 12:48 PM 07/18/2011 FILED 12:11 PM 07/18/2011 SRV 110830325 — 2638252 FILE
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
AMBIENT CORPORATION
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
     AMBIENT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:
1.     The Board of Directors of Ambient Corporation (hereinafter called the “Corporation”), acting at a meeting on February 3, 2011, adopted resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) set forth below, (a) declaring said amendment to be advisable and in the best interests of the Corporation and (b) recommending to the Corporation’s stockholders that they approve said amendment.
2.     The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
3.     Effective as of 11:59 p.m., Eastern Time, on July 18, 2011, the Certificate of Incorporation is amended by deleting Article FOURTH of the Certificate of Incorporation in its entirety and replacing it with the following:
FOURTH: Effective at 11:59 p.m., Eastern Time, on July 18, 2011 (the “Effective Time”), every one hundred (100) shares of the Corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time will be automatically and without any action on the part of the respective holders thereof be combined and converted into one (1) share of Common Stock, par value $.001, of the Corporation (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”).
Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the Corporation will pay to the registered stockholder, in cash, the value of any fractional share interest arising from the Reverse Stock Split. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the Common Stock as reported on the Over the Counter Bulletin Board Market, as of the Effective Time. No transaction costs will be assessed to stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional shares.
Immediately after the Effective Time, the Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of One Hundred Million (100,000,000) shares of Common Stock and five million (5,000,000)

shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $0.001.
4.     Holders of at least a majority of the outstanding shares of Common Stock, acting by written consent on February 15, 2011, duly approved the amendment to the Certificate of Incorporation contained herein.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 15th day of July, 2011.

AMBIENT CORPORATION
By:	/s/ John J. Joyce
John J. Joyce
President and Chief Executive Officer

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